Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 73 to Registration Statement No. 2-29786 on Form N-1A of our report dated May 14, 2004 relating to the financial statements of Federated American Leaders Fund, Inc. for the year ended March 31, 2004, and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts,
May 28, 2004